Exhibit 3.1.4

                            ARTICLES OF AMENDMENT TO
                         THE ARTICLES OF INCORPORATION
                        OF THE NETWORK CONNECTION, INC.

These amended Articles of Incorporation are being executed as of April 30, 1999, for the purpose of amending the Articles of Incorporation of The Network Connection, Inc. (the "Company"), pursuant to Section 14-2-602 of Georgia Business Corporation Code.

NOW, THEREFORE, the undersigned hereby certifies as follows:

FIRST: The name of the Company is The Network Connections, Inc.

SECOND: That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation, said Board of Directors, at a meeting of the Board of Directors adopted a resolution providing for the elimination of the existing 4% Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock"), designation from Article V of the Articles of Incorporation of the Company due to the fact that there are no outstanding shares of Preferred Stock because all previously outstanding shares of Preferred Stock have prior to the date hereof been converted into shares of the Company's Common Stock, $.001 par value.

The amended Articles of Incorporation were approved by the Board of Directors in the manner required by Section 14-2-602 of the Georgia Business Corporation Code as of April 30, 1999, and shareholder approval was not required.

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SIGNATURE PAGE FOLLOWS)
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IN WITNESS  WHEREAS,  the  undersigned  have  hereunto  signed  their  names and affirmed that the statements made herein are true under the penalties of perjury as of this 30th day of April, 1999.

                                        /s/ Wilbur L. Riner
                                        ----------------------------------------
                                        Wilbur L. Riner, Chairman


                                        ATTEST:


                                        /s/ James Riner
                                        ----------------------------------------
                                        James Riner, Secretary

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